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                                                                  EXHIBIT 10.5.1

                                FIRST AMENDMENT
                                    TO THE
                             EMPLOYMENT AGREEMENT
                                      OF
                                 TERRY L. COOK


     This FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT OF TERRY L. COOK ("First Amendment") is made and entered into as of January 6, 2000, by and between Terry
L. Cook ("Employee") and Kaiser Ventures Inc. ("Kaiser").

                                   Recitals

     A. Employee is currently employed by Kaiser as Senior Vice President, General Counsel and Corporate Secretary and has an existing Employment Agreement with Kaiser dated effective June 17, 1996 (the "Employment Agreement").

     B. Effective as of January 6, 2000, Kaiser has expanded Employee's duties and responsibilities by appointing him Executive Vice President - Administration in addition to his duties as General Counsel and Corporate Secretary of Kaiser.

     C. Employee and Kaiser desire to amend the Employment Agreement as provided herein to reflect the change in Employee's duties, an increase in his annual base salary and the modification of certain other provisions of the Employment Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment of Section 1 of Employment Agreement. Section 1 of the Employment Agreement is hereby amended in its entirety to read as follows:

          Employment, Positions and Duties.  Kaiser hereby continues the
          --------------------------------
          employment of Employee upon the terms and conditions set forth in the Employment Agreement as amended herein. Employee's positions with Kaiser shall be Executive Vice President - Administration, General Counsel and Corporate Secretary. Employee shall have the responsibilities and duties normally incident to such positions, including, but not limited to, those duties and responsibilities set forth in Exhibit "A" attached hereto and incorporated herein by this reference and such other duties and responsibilities as may be reasonably assigned to him from time-to-time by Kaiser's President or Chief Executive Officer. Employee agrees to devote his full business time and attention to the discharge of his duties and responsibilities under this Agreement.

     2. Amendment of Section 3 of Employment Agreement. Section 3 of the Employment Agreement is hereby amended in its entirety to read as follows:

          Base Salary.  Employee's initial annual base salary shall be One
          -----------
          Hundred Ninety Five Thousand Dollars ($195,000) per year. In the event that any restricted stock is issued to Employee as a part of his annual base salary, the value of such restricted stock at the time of its grant shall be counted as base salary in the calculation of any bonus that may be awarded to Employee. For all other purposes, any such stock shall be treated as salary for the calculation of any benefits based upon an employee's salary as may be required by law or any benefit plan.

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          Prior to the first meeting of the Board of Directors in any calendar year, the Human Relations Committee of the Board will review Employee's salary and report its recommendations for any revision to the full Board at such meeting.

     3. Amendment of Schedule "A" to Employment Agreement. Schedule "A" to the Employment Agreement is hereby amended in its entirety to read as set forth in the Revised Schedule "A" attached hereto and incorporated herein by this reference.

     4.   1.   Amendment of Paragraph 11 of Employment Agreement. Paragraph 11
of the Employment Agreement is hereby amended as follows:

          (a)  Subparagraph 11.b. Subparagraph 11.b. of the Employment Agreement
               -----------------
     is hereby deleted in its entirety and the following new subparagraph 11.b. is substituted therefore:

               "b. any acquisition of common stock by a person or "group" (as defined in section 13(d) of the Securities Exchange Act of 1934), resulting in the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) by that person or group of more than 35% of the capital stock of Kaiser."

          (b)  Subparagraph 11.c.  Subparagraph 11.c of the Employment Agreement
               -----------------
     is hereby deleted in its entirety an the following new subparagraph 11.c. is substituted therefore:

               "c. following the date of this Amendment there has been an aggregate of net assets with a cumulative value that exceeds the greater of (i) $30,000,000 or (ii) 30% of the net equity of Kaiser at the time of the distribution (whether by dividend or repurchase of stock) distributed to any one or more Kaiser shareholders."

          (c)  Addition of Subparagraphs 11.d. and 11.e.  Paragraph 11 of the
               ----------------------------------------
     Employment Agreement is amended by the addition of the following new subparagraphs:

               "d. During any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director has been approved at the time of such election or nomination by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

               e. The Board of Directors or any designated committee determines, in its sole discretion, that any person (such as that term is used in Sections 13(d) and 14(d) of the Exchange Act) directly or indirectly exercises a controlling influence over the management or policies or the Company."

     5. Amendment of Paragraph 12 of the Employment Agreement. Subparagraph 12.c. of the Employment Agreement is hereby deleted in its entirety, except for that portion of the paragraph commencing with "then, at Employee's option---" and ending with the words "Paragraph 13 below," and the following new portion of Subparagraph 12.c. is substituted therefor:

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               "c.  Any failure to provide Employee with compensation and benefits in the aggregate on terms that are materially less favorable than those enjoyed by Employee under this Agreement immediately prior to a Material Change, or the subsequent taking of any action that would materially reduce Employee's compensation and benefits in effect at the time of the Material Change."

     6. Amendment of Paragraph 13 of the Employment Agreement. Paragraph 13 of the Employment Agreement is hereby amended as follows:

          (a)  Subparagraph 13.a.  The phrase "as measured by the preceding
               -----------------
     year's bonus" in subparagraph 13.a. is hereby deleted in its entirety and the following new phrase is substituted therefore in Subparagraph 13.a.:
     "as measured by Employee's average percentage bonus over the past five years (or such lesser period of time during which Employee was eligible to receive a bonus)."

          (b)  Subparagraph 13.b.  The phrase in Subparagraph 13.b. "averaged
               -----------------
     over the two (2) immediately preceding years" is hereby deleted and replaced with the phrase "as measured by Employee's average percentage bonus over the past five years (or such lesser period of time during which Employee was eligible to receive a bonus)."

          (c)  Subparagraph 13.c. The word "will" in Subparagraph 13.c is hereby
               -----------------
     deleted and replaced with the word "with," such that the end of Subparagraph 13.c reads "in proportion to shares owned together with all other shareholders."

          (d)  Additional Paragraph. Paragraph 13 of the Employment Agreement is
               --------------------
     hereby amended by the addition of the following paragraph at the end of the current Paragraph 13.

               "For purposes of this Agreement, "average percentage bonus over the past five years" shall mean the average percentage bonus received by Employee for the five years preceding the year of termination (or for such lesser period in which bonus payments were received) as applied to the Employee's current annual base salary."

     7. Amendment of Paragraph 16. Paragraph 16 of the Employment Agreement is hereby amended by deleting the reference to "ninety (90) days" and substituting therefore "one hundred twenty (120) days."

     8. Amendment of Paragraph 18. Paragraph 18 of the Employment Agreement is hereby amended by deleting the reference to "ninety (90) days" and substituting therefore "one hundred twenty (120) days."

     9. Ratification of Employment Agreement as Amended. The Employment Agreement is not amended in any respect except as expressly provided herein, and the Employment Agreement as amended by this First Amendment is hereby ratified and approved in all respects

     10. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Employment Agreement to be effective as of the day and year first written above not withstanding the actual date of signature.

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"Employee"                         "Kaiser"
Terry L. Cook                      Kaiser Ventures Inc.


/s/ Terry L. Cook                  By:  /s/ Richard E. Stoddard
----------------------                  -------------------------------------
Terry L. Cook                           Richard E. Stoddard, Chairman of the
                                        Board, Chief Executive Officer and
                                        President


                                   By:  /s/ Todd G. Cole
                                        -------------------------------------
                                        Todd C. Cole, Chairman,
                                        Human Relations Committee

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                                    Revised
                                    =======
                                 SCHEDULE "A"
                                 ============

                                 TERRY L. COOK
   Executive Vice President - Administration, General Counsel and Corporate
                                   Secretary


     These positions report to the Board of Directors, Chief Executive Officer and Chief Operating Officer, as appropriate.

Responsibilities. Legal services, business insights, and technical assistance in the following areas, among others:

     .    General legal and business advice;
     . All contractual relations, including joint ventures, leases, partnership agreements, purchase and sale agreements, collection of receivables, tenant disputes, etc.;
     . Due diligence investigations and legal evaluation of acquisition targets, plus assistance in preparation, review and closing of acquisition agreements;
     .    Legal risk analysis;
     .    Corporate legal strategy;
     .    Personnel administration and related issues;
     . All SEC compliance matters (other than financial statements and related information which you will coordinate with the Chief Financial Officer), including preparation of reports on Forms 10-K, 10-Q, 8-K, Form 3 & 4 filings, oversight of Company policies on insider trading and confidential information, proxy materials, and shareholder meetings;
     . Advise the Board of Directors regarding procedures, legal issues, and legal positions;
     . Corporate governance matters, such as corporate minutes, Board of Director resolutions and special matters, by-laws and articles of incorporation, annual corporate filings, tradenames, maintenance of corporate subsidiaries, etc. for both Kaiser and MRC;
     .    Supervision of litigation matters;
     . Development of defense strategies involved in defending Kaiser against lawsuits;
     .    Regulatory and agency issues;
     .    Resolution of outstanding bankruptcy reorganization matters;
     .    Providing legal assistance to subsidiaries of Kaiser, as appropriate;
     . Participate in major negotiations involving all phases of corporate transactions;
     .    Corporate, public and media relations;
     .    Community and agency relations;
     .    Charitable and political donations;
     .    Overall lobbying strategy;
     .    Supervision of environmental compliance and remediation;
     .    Contract administration; and
     .    Tenant, vendor and consultant matters.

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